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Welcome to the Stock Option Exchange Program Website for DealerTrack's Offer to Exchange Certain Outstanding Options for New Options.

Please enter your User ID (your DealerTrack email address) and Password (your employee identification number). You can obtain your Employee Identification Number on the upper left corner of your paystub. ***You will be required to change your password if visiting the website for the first time.***

User ID:

Password:

If you have questions, please contact the Stock and Option Solutions Customer Service Center, available Monday through Friday between the hours of 1:00 P.M. to 3:00 P.M. ET at the number below. On September 3, 2009 the Customer Service Center will be available from 9:00 A.M. to 5:00 P.M. US Eastern Time.

From within the United States or Canada: 1-800-494-7195

Or email questions to: dealertrack@sos-team.com

If you do not reach a live person, your call or email will be returned within 1 business day.

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Welcome to the Tender Offer Website for DealerTrack's Offer to Exchange Certain Outstanding Options for New Options

We are pleased to announce that Dealer Track has officially launched an Offer to Exchange Certain Outstanding Options for New Options ("the Offer") on August 7, 2009. The Offer and Withdrawal Rights will remain open until 11:59 P.M. Eastern Standard Time on September 3, 2009 unless extended by DealerTrack.

An option will be deemed to be an "Eligible Option" if the following conditions are met:

(i) The option was granted with an exercise price per share greater than or equal to $22.82.

(ii) The option was granted prior to August 7, 2009.

(iii) **The option is held by an individual who is, on the date of the grant of the replacement option, a current employee of the Company. Executive Officers and members of the Company's Board of Directors are not eligible to participate.**

(iv) The option remains outstanding and unexercised on the expiration date of the Offer, which we expect to be September 3, 2009.

The specific terms of the offer are described in the "Schedule TO - Tender Offer Statement Filed with the United States Securities and Exchange Commission" and the exhibits thereto (the "Offering Materials"). We urge you to read these documents very carefully. These documents are available by clicking on the "Exchange Info" tab at the top of this page.

If you have questions, please contact the Stock and Option Solutions Customer Service Center, available Monday through Friday between the hours of 1:00 P.M. to 3:00 P.M. ET at the number below. On September 3, 2009 the Customer Service Center will be available from 9:00 A.M. to 5:00 P.M. US Eastern Time.

From within the United States or Canada: 1-800-494-7195

Email questions to: dealertrack@sos-team.com or, read the Frequently Asked Questions.

If you do not reach a live person, your call or email will be returned within 1 business day.

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ELECTION FORM
RE: TENDER OF ELIGIBLE STOCK OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
DATED AUGUST 7, 2009

THE OFFER EXPIRES AT 11:59 P.M., EASTERN STANDARD TIME, ON SEPTEMBER 3, 2009, UNLESS THE OFFER IS EXTENDED BY DEALERTRACK.

Name : Employee ID :

You may decide to exchange your Eligible Options on a grant by grant basis, however, you may not tender only a portion of an Eligible Option from a certain original grant date.

To tender your Eligible Options from a certain original grant date below for exchange to new options, check the "YES" button under the "Exchange Entire Eligible Option?" column. If you do not want to tender one or more of your Eligible Options for exchange, check the "NO" button under "Exchange Entire Eligible Option?" column for those particular options. If you do not check the "YES" button with respect to the Eligible Options, your election for those options will default to "NO". In that event, such Eligible Options will not be exchanged.

Original Grant Date	Option Number	Option Type	Exercise Price Per Share	Eligible Options For Exchange	Exchange Ratio	Replacement Shares	Exchange Entire Eligible Option?
May 03, 2007	0000000002292	NQ Options	$33.99	900	1.45 to 1	621	○ Yes ◉ No
Jan 24, 2008	000000001334	NQ Options	$24.50	1,200	1.20 to 1	1,000	○ Yes ◉ No

You are bound by your final election made before the expiration deadline of 11:59 P.M., Eastern Time on September 3, 2009, unless the offer is extended by DealerTrack.

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Election Exchange Review

You have made the following elections with respect to your Eligible Options:

Original Grant Date	Option Number	Option Type	Exercise Price Per Share	Eligible Options For Exchange	Exchange Ratio	Replacement Shares	Exchange Entire Eligible Option?
May 03, 2007	0000000002292	NQ Options	$33.99	900	1.45 to 1	621	Yes ◉ No
Jan 24, 2008	000000001334	NQ Options	$24.50	1,200	1.20 to 1	1,000	Yes ◉ No

Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN

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Agreement to Terms of Election

BY PARTICIPATING, YOU AGREE TO ALL THE TERMS OF THE OFFER TO EXCHANGE (THE "EXCHANGE OFFER") AS SET FORTH IN THE OFFERING DOCUMENTS

YOU CAN MAKE YOUR ELECTION ELECTRONICALLY ON THIS WEBSITE BY CLICKING THE "I AGREE" BUTTON AT THE BOTTOM OF THIS PAGE.

If you would like to participate in this Exchange Offer, please indicate your election by checking the applicable boxes on the election form before 11:59 p.m. Eastern Time on September 3, 2009, unless the Exchange Offer is extended.

You may change or withdraw this election by a new properly submitted electronic submission on this website before 11:59 p.m. Eastern Time on September 3, 2009, unless the Exchange Offer is extended.

By electing to exchange Eligible Options, I understand and agree to all of the following:

1. I hereby agree to exchange my Eligible Options for New Options as indicated on the election form in accordance with the terms of the Exchange Offer as set forth in the Exchange Offer, dated August 7, 2009, of which I hereby acknowledge receipt. Each Eligible Option indicated on the election form will be cancelled on September 3, 2009 or, if the Offer is extended, on the extended expiration date. The New Options will be granted to me on September 4, 2009 in accordance with the terms of the Exchange Offer, or if the Exchange Offer is extended, on the first business day following the expiration of the extended Exchange Offer.

2. The Exchange Offer is currently set to expire at 11:59 p.m. Eastern Time on September 3, 2009, unless DealerTrack, in its sole discretion, extends the period of time during which the Exchange Offer will remain open.

3. If I cease to be employed by DealerTrack or its subsidiaries before DealerTrack grants me New Options in exchange for my Eligible Options, I will not receive any New Options. Instead, I will keep my current Eligible Options, and they will expire in accordance with their terms.

4. Until 11:59 p.m. Eastern Time on September 3, 2009, I will have the right to amend the elections that I have made with respect to some or all of the Eligible Options that I have elected to exchange. However, after that time I will have no ability to amend my election unless the Exchange Offer is extended. The last properly submitted election form prior to the expiration of the Exchange Offer shall be binding. Until the offer period closes on September 3, 2009, I may withdraw my tendered Eligible Options at any time prior to DealerTrack's acceptance of such options for exchange pursuant to such Exchange Offer.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all the terms and

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closes on September 3, 2009, I may withdraw my tendered Eligible Options at any time prior to DealerTrack's acceptance of such options for exchange pursuant to such Exchange Offer.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all the terms and conditions of the Exchange Offer. Acceptance by DealerTrack of my Eligible Options for exchange pursuant to the Exchange Offer will constitute a binding agreement between DealerTrack and me upon the terms and subject to the conditions of the Exchange Offer.

6. I am the registered holder of the Eligible Options tendered hereby, and my name and other information appearing on the election form are true and correct.

7. I am not required to tender all or some of my eligible options pursuant to the Exchange Offer.

8. DealerTrack Holdings, Inc., its affiliates and/or any independent firms hired with respect to this Exchange Offer cannot give me legal, tax or investment advice with respect to the Exchange Offer, and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Exchange Offer.

9. Under certain circumstances set forth in the Exchange Offer, DealerTrack may terminate or extend the Exchange Offer and/or postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options tendered herewith not be accepted for exchange, such options will continue to be governed by their original terms and conditions.

I understand that neither DealerTrack nor the Compensation Committee of the Board of Directors of DealerTrack Holdings is making any recommendation as to whether I should accept or refrain from accepting the Exchange Offer, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the New Options that I receive in exchange for my Eligible Options may decline in value following this exchange. I further understand that past and current market prices of DealerTrack Holdings Common Stock may provide little or no basis for predicting what the market price will be when DealerTrack grants me New Options in exchange for my tendered Eligible Options or at any other time in the future.

I have read the Exchange Offer; the instructions set forth on this website; the Election Form; and this Agreement to Terms of Election.

To make your election please click the "I Agree" button at the bottom of the page.

Email Address:

Employee ID number:

DELIVERY OF THIS ELECTION FORM BY ANY MEANS OTHER THAN BY CLICKING THE "I AGREE" BUTTON, INCLUDING FACSIMILE, HAND DELIVERY, INTER-OFFICE OR U.S. MAIL AND FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE), WILL NOT CONSTITUTE VALID DELIVERY.

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Print Confirmation

Name :

Employee ID :

Date :

Your election has been recorded as follows:

Original Grant Date	Option Number	Option Type	Exercise Price Per Share	Eligible Options For Exchange	Exchange Ratio	Replacement Shares	Exchange Entire Eligible Option?
May 03, 2007	0000000002292	NQ Options	$33.99	900	1.45 to 1	621	No
Jan 24, 2008	000000001334	NQ Options	$24.50	1,200	1.20 to 1	1,000	No

Please be advised that you cannot update your election(s) after the Offer to Exchange expires at 11:59 P.M. U.S Eastern Time on September 3, 2009, or such later date as may apply if the Offer to Exhange is extended. However, you may log on to your offer to exchange account at any time prior to the expiration of the Offer to Exchange to change or withdraw your election(s). You will be bound by the last properly submitted election form or change of election we received prior to the expiration of the Offer to Exchange.

If you have questions, please contact the Stock and Option Solutions Customer Service Center, available Monday through Friday between the hours of 1:00 P.M. to 3:00 P.M. ET at the number below. On September 3, 2009 the Customer Service Center will be available from 9:00 A.M. to 5:00 P.M. ET.

From within the United States or Canada: 1-800-494-7195

Or email questions to: dealertrack@sos-team.com

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to dealertrack@sos-team.com

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Print Confirmation

Name :

Employee ID :

Date : **8/5/2009 12:15:03 PM EST**

Your election has been recorded as follows:

Original Grant Date	Option Number	Option Type	Exercise Price Per Share	Eligible Options For Exchange	Exchange Ratio	Replacement Shares	Exchange Entire Eligible Option?
May 03, 2007	0000000002292	NQ Options	$33.99	900	1.45 to 1	621	No
Jan 24, 2008	000000001334	NQ Options	$24.50	1,200	1.20 to 1	1,000	No

Please be advised that you cannot update your election(s) after the Offer to Exchange expires at 11:59 P.M. U.S Eastern Time on September 3, 2009, or such later date as may apply if the Offer to Exhange is extended. However, you may log on to your offer to exchange account at any time prior to the expiration of the Offer to Exchange to change or withdraw your election(s). You will be bound by the last properly submitted election form or change of election we received prior to the expiration of the Offer to Exchange.

If you have questions, please contact the Stock and Option Solutions Customer Service Center, available Monday through Friday between the hours of 1:00 P.M. to 3:00 P.M. ET at the number below. On September 3, 2009 the Customer Service Center will be available from 9:00 A.M. to 5:00 P.M. ET.

From within the United States or Canada: 1-800-494-7195

Or email questions to: dealertrack@sos-team.com

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to dealertrack@sos-team.com.

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Election Confirmation Statement

Date

Dear

Employee ID

Your election has been recorded as follows :

Original Grant Date	Option Number	Option Type	Exercise Price Per Share	Eligible Options For Exchange	Exchange Ratio	Replacement Shares	Exchange Entire Eligible Option?
May 03, 2007	0000000002292	NQ Options	$33.99	900	1.45 to 1	621	No
Jan 24, 2008	000000001334	NQ Options	$24.50	1,200	1.20 to 1	1,000	No

We strongly encourage you to print this page and keep it for your records.


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Exchange Information
Click on a link below to view detailed information regarding the offer.
SCHEDULE TO - TENDER OFFER STATEMENT
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
AGREEMENT TO TERMS OF ELECTION
FAQ
Make An Election
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To change password, enter your User ID, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only.
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Contact Info

If you have questions, please contact the Stock and Option Solutions Customer Service Center, available Monday through Friday between the hours of 1:00 P.M. to 3:00 P.M. ET at the number below. On September 3, 2009 the Customer Service Center will be available from 9:00 A.M. to 5:00 P.M. US Eastern Time.

From within the United States or Canada: 1-800-494-7195

Or email questions to: dealertrack@sos-team.com

If you do not reach a live person, your call or email will be returned within 1 business day.